SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of February 15, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement") made by and among Live Current Media, Inc., Inc., a Nevada corporation (the "Company") and the guarantors listed on the signature pages hereto (the "Original Guarantors") or from time to time party hereto by execution of a Joinder Agreement (as hereinafter defined), which shall include all wholly-owned and majority-owned subsidiaries of the Company acquired or formed after the date hereof for so long as this Agreement remains in effect (the "Additional Guarantors", and together with the Original Guarantors, the "Guarantors"), as grantors, pledgors, assignors and debtors (the Company, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Grantors", and each, a "Grantor"), and Mercer Street Global Opportunity Fund, LLC, a Delaware limited liability company, in its capacity as Collateral Agent pursuant to the Purchase Agreement (as hereinafter defined), as pledgee, assignee and Secured Party (in such capacities and together with any successors in such capacities, the "Collateral Agent") in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as hereinafter defined).

WITNESSETH:

 WHEREAS, The Company has executed and delivered to the Collateral Agent and the other Purchasers those certain Original Issue Discount Secured Convertible Promissory Notes dated the date of this Agreement in the aggregate principal amounts of up to $1,620,000 pursuant to the Purchase Agreement (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, each a "Note" and collectively the "Notes"), and the Grantors have, in connection with the execution and delivery of the Notes, entered into that certain Subsidiary Guaranty, dated the date of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guaranty"), pursuant to which they have guaranteed the Secured Obligations (as hereinafter defined);

AND WHEREAS, the Company and each Guarantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Purchase Agreement and the other Security Documents and each is, therefore, willing to enter into this Agreement;

AND WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations

AND WHEREAS, to induce the Purchasers to enter into the Purchase Agreements and purchase the Notes, each Grantor will pledge and grant a security interest in all of its right, title and interest in and to the Collateral (as hereinafter defined) as security for its Security Obligations (as hereinafter defined) for the benefit of the Collateral Agent, the Purchasers in their capacities as Secured Parties, and their respective successors and assigns.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement, and, if such terms are not defined in the Purchase Agreement, such capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

"Additional Guarantors" has the meaning set forth in the Preamble hereof.

"Agreement" has the meaning set forth in the Preamble hereof.

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by law to be closed for business.

"Claims" means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Collateral.

"Collateral" has the meaning set forth in Section 2.01.

"Collateral Agent" has the meaning set forth in the Preamble hereof.

"Collateral Support" means all Property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such Property.

"Company" has the meaning set forth in the Preamble hereof.

"Contested Liens" means, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested in good faith and otherwise comply with the provisions of Section 4.13; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

"Contracts" means, collectively, with respect to each Grantor, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

"Control" means (i) with respect to any Deposit Account, "control," within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

"Control Agreement" or "Control Agreements" means such agreement(s) in the form satisfactory to the Collateral Agent establishing the Collateral Agent's Control with respect to any Deposit Account and/or any other Collateral as the Collateral Agent may determine is necessary or appropriate in connection with this Agreement in its discretion.

"Copyrights" means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in Schedule 6 hereof, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

"Deposit Accounts" means, collectively, with respect to each Grantor, (i) all "deposit accounts" as such term is defined in the UCC including all accounts and sub-accounts relating to any of such accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

"Distributions" means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

"Equity Interest" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, whether certificated or uncertificated, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"Event of Default" has the meaning set forth in the Notes.

"Excluded Property" means each of the following: any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of the Lenders would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Grantors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Purchase Agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Collateral is subject (subject only to Liens permitted under the [Security Documents][Notes]).

"Governmental Authority" means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any of the Grantors or any of their respective undertakings, or of any of the Collateral.

"Grantor" has the meaning set forth in the Preamble.

"Guarantors" has the meaning set forth in the Preamble.

"Intellectual Property Collateral" means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

"Intellectual Property Licenses" means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule 6 hereof, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

"Joinder Agreement" means an agreement substantially in the form of Exhibit A hereto.

"Motor Vehicles" means all motor vehicles covered by a certificate of title law of any state.

"Note" and "Notes" have the meanings ascribed such terms in the first Whereas clause.

"Organizational Documents" means the articles of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

"Original Guarantors" has the meaning set forth in the Preamble hereof.

"Patents" means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule 6 hereof (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

"Pledged Debt"  means, with respect to each Grantor, all Debt (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Debt described in Schedule 2 hereof and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Debt and all certificates, instruments or agreements evidencing such Debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

"Pledged Securities" means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each Subsidiary and any other entity that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary or other entity acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of each such Subsidiary or other entity, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 2 hereof, (ii) all additional Equity Interests of any Subsidiary or other entity from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary or other entity from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such Subsidiary or other entity, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests/all Equity Interests of any successor Subsidiary owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 2 hereof is not the surviving entity.

"Purchase Agreement" means that certain Securities Purchase Agreement dated the date of this Agreement by and among the Company and the Purchasers, pursuant to which the Notes are being acquired by the Purchasers.

"Purchaser" or "Purchasers" means the purchasers listed on the signature pages of the Purchase Agreement (including the Collateral Agent acting in its capacity as a Purchaser), together with each other purchaser of a Note under the Purchase Agreement after the date of this Agreement, and each of their respective successors and assigns.

"Receivables" means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

"Secured Obligations" means all obligations, liabilities and indebtedness of every nature of the Grantors from time to time owed or owing under or in respect of this Agreement, the Notes, and any of the other Security Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

"Secured Parties" means the Collateral Agent and each of the other Purchasers.

"Securities Collateral" means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

"Security Documents" means this Agreement, the Purchase Agreement, the Notes, the Guaranty and any other documents related to the transactions contemplated thereby or securing the Liens of the Secured Parties hereunder.

"Trade Secrets" means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

"Trademarks" means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL's), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule 6 hereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

Section 1.02 Interpretation. The rules of interpretation specified in the Purchase Agreement shall be applicable to this Agreement. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

Section 1.03 Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise), each Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties and grants to the Collateral Agent for the ratable benefit of the Secured Parties a First Priority Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the "Collateral"):

(a) all Accounts; (b) all Equipment, Goods, Inventory and Fixtures; (c) all Documents, Instruments and Chattel Paper; (d) all Letters of Credit and Letter-of-Credit Rights; (e) all Securities Collateral; (f) all Investment Property; (g) all Intellectual Property Collateral; (h) the Commercial Tort Claims described on Schedule 8 hereof; (i) all General Intangibles; (j) all Money and all Deposit Accounts; (l) all Supporting Obligations; (m) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; (n) all Motor Vehicles; and (o) to the extent not covered by clauses (a) through (n) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the security interest created by this Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

From and after the Closing Date, no Grantor shall permit to become effective, in any lease, license, Contract or other agreement, a provision that would prohibit or require the consent of any Person to the grant of a Lien on such lease, license, Contract or other agreement in favor of the Collateral Agent.

Section 2.02 Filings.

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as "all assets" or "all personal property" of such Grantor or words of similar effect or as being of an equal or lesser scope or with greater detail and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b) Each Grantor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Collateral Agent as secured party.

(c) Each Grantor hereby further authorizes the Collateral Agent at any time and from time to time, with respect to Motor Vehicles, to file in any relevant jurisdiction with the registrar of motor vehicles or other appropriate Governmental Authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, but only to the extent such notation or other indication is required under Section Section 3.04(h).

(d) Each Grantor hereby ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

ARTICLE III
PERFECTION AND FURTHER ASSURANCES

Section 3.01 Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral other than Pledged Debt in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by the Collateral Agent of any such Securities Collateral) the Collateral Agent has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.02 Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Collateral Agent has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will cause the issuer thereof either (a) to register the Collateral Agent as the registered owner of such securities or (b) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to in the form and substance satisfactory to the Collateral Agent, (c) upon request by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof, (d) if requested by the Collateral Agent, request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to the Collateral Agent in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as "securities" for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.01.

Section 3.03 Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 3 hereof. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected First Priority security interest.

Section 3.04 Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper other than Instruments and Tangible Chattel Paper listed on Schedule 4 hereof and (ii) each Instrument and each item of Tangible Chattel Paper listed on Schedule 4 hereof has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by undated instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five Business Days after receipt thereof by such Grantor) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in Schedule 7 hereof. No Grantor shall hereafter establish and maintain any Deposit Account unless (1) the applicable Grantor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Deposit Account with a depository bank, (2) the depository bank shall be reasonably acceptable to the Collateral Agent and (3) such depository bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account. The provisions of this Section 3.04(b) shall not apply to any Deposit Accounts for which the Collateral Agent is the depository bank. No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

(c) Investment Property.

(i) As of the date hereof, no Grantor (1) has any Securities Accounts or Commodity Accounts other than those listed in Schedule 7 hereof and the Collateral Agent has a perfected First Priority security interest in such Securities Accounts and Commodity Accounts which security interest is perfected by Control, (2) holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 7 hereof. No Grantor shall hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (A) the applicable Grantor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (B) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (C) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within five Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to the Collateral Agent's Control. The provisions of this Section Section 3.04(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

(ii) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Control Agreement with respect to the Securities Account is in effect in favor of the Collateral Agent.

(iii) If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (1) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (3) arrange for the Collateral Agent to become the registered owner of such securities.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed on Schedule 4 hereof.

Each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has Control of the Electronic Chattel Paper and (ii) all transferable records so that the Collateral Agent has Control of the transferable records.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to the Collateral Agent so that the Collateral Agent has Control of the Letter-of-Credit Rights.

(f) Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) that is not listed on Schedule 8. Each Grantor will promptly give notice to the Collateral Agent of any Commercial Tort Claim that is commenced in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.

(g) Landlord's Access Agreements/Bailee Letters. Each Grantor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location where such Grantor maintains Collateral, a bailee letter and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord's lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in the ordinary course of such Grantor's business and if requested by the Collateral Agent.

(h) Motor Vehicles. With respect to each Motor Vehicle owned by a Grantor on the closing date or in which ownership is acquired by a Grantor after the date hereof, such Grantor shall deliver to the Collateral Agent on the closing date or within 30 days after the date of such acquisition, as the case may be, originals of the certificates of title or ownership for all Motor Vehicles owned by it with the Collateral Agent listed as lienholder therein.

Section 3.05 Joinder of Additional Grantors. Each Grantor shall promptly notify the Collateral Agent in writing of any Subsidiary which it acquires or forms after the date of this Agreement and cause each such Subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement within 30 days of the date on which it was acquired or formed and, upon such execution and delivery, such Subsidiary shall constitute a "Grantor" for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 3.06 Further Assurances.

(a) Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its judgment deems necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, and enable the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of appropriate applications, notices and documents with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of one or more Control Agreements with respect to certain or all of the Collateral as may be determined by the Collateral Agent in its sole discretion, all in form satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon request by the Collateral Agent such lists, schedules, descriptions and designations of the Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

(b) Report. Within 30 days after the end of each calendar year the Company shall furnish the Collateral Agent with a report listing for such year:

(i) any Subsidiary formed or acquired by any Grantor; any certificated securities, uncertificated securities, other equity interests or Debt not held in a Securities Account acquired by any Grantor;

(ii) any change in name or jurisdiction of organization of any Grantor as permitted by the Security Documents;

(iii) any new location of Inventory or Equipment of any Grantor;

(iv) all Promissory Notes, Instruments or Chattel Paper received by any Grantor;

(v) any Securities Account, Commodities Account or Deposit Account opened by any Grantor;

(vi) all applications for and registration received by any Grantor in respect of any Intellectual Property;

(vii) any Letter of Credit Rights acquired by any Grantor;

(viii) any Commercial Tort Claims acquired by any Grantor; and

(ix) any Motor Vehicles acquired by any Grantor.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

Section 4.01 Purchase Agreement Representations.

(a) Purchase Agreement Representations. Each Grantor makes the representations and warranties set forth in Article III of the Purchase Agreement as they relate to the Grantors or to the Security Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Collateral Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to the Grantors' knowledge.

(b) Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iii) is in compliance with all applicable law.

(c) Power and Authorization. Each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Security Documents to which it is a party, including this Agreement. Each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Security Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Schedule 3. Each Security Document has been duly executed and delivered by each Grantor thereto, as applicable.

(d) Enforceability. This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms.

(e) No Contravention. The execution, delivery and performance of this Agreement and the other Security Documents will not violate any applicable or any obligation of a Grantor under any Contract and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any applicable law or any such Contract obligation (other than the Liens created by the Security Documents). No applicable or Contract obligation applicable to the Grantors could reasonably be expected to have a Material Adverse Effect.

(f) No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against any Grantor or against any of its property or assets (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.

Section 4.02 Ownership of Property and No Other Liens.

(a) Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties and Permitted Liens permitted under the Security Documents. No Person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as permitted by the Security Documents.

(b) None of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, (v) timber to be cut, or (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock.

Section 4.03 Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to the Collateral Agent and in the case of the other Collateral, when financing statements and other filings specified on Schedule 3 hereof in appropriate form are filed in the offices specified on Schedule 3 hereof and other actions described in Schedule 3 hereof are taken, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04 No Transfer of Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except as permitted by the Security Documents. Notwithstanding the foregoing, a Grantor may sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on the Collateral pledged by it hereunder or any interest therein in a transaction or series of transactions exclusively between or among such Grantor and its Subsidiaries or other Affiliates if each such Grantor obtains the prior written consent of the Collateral Agent.

Section 4.05 Claims Against Collateral. Each Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority security interest and Lien granted to the Collateral Agent with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Liens permitted under the Security Documents. Except as expressly permitted by the Security Documents, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantors' obligations or the rights of the Collateral Agent hereunder.

Section 4.06 Other Financing Statements. Such Grantor has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as otherwise permitted under the other Security Documents. No financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor is on file in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as otherwise permitted under the Security Documents.

No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Liens permitted under the Security Documents.

Section 4.07 Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor's type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number or foreign equivalent and principal place of business are indicated next to its name in Schedule 5 hereof. Schedule 5 also lists all of such Grantor's jurisdictions and types of organization, legal names and principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except upon not less than 30 days' prior written notice to the Collateral Agent, and delivery to the Collateral Agent of all additional financing statements, information and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a) change its legal name, identity, type of organization or corporate structure;

(b) change the location of its chief executive office or its principal place of business;

(c) change its Federal Taxpayer Identification Number or foreign equivalent; or

(d) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in this Section 4.07. Each Grantor also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

Section 4.08 Location of Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule 5 hereof. Schedule 5 also lists the locations of such Grantor's Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory to any location that is not listed in Schedule 5 hereof except upon not less than 30 days' prior written notice to the Collateral Agent, of its intention so to do, clearly describing such new location and providing such other information and documents to the Collateral Agent reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.

Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral; provided that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States.

Section 4.09 Pledged Securities and Pledged Debt. Schedule 2 sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each Subsidiary and other entity owned by such Grantor. Such Equity Interests represent all of the outstanding Equity Interests of each such issuer which is a Subsidiary except as noted in such Schedule. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor's status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities.

All of the Pledged Debt described on Schedule 2 has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor and if evidenced by promissory notes, such notes have been delivered to the Collateral Agent.

No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities or Pledged Debt, if any, that have been delivered to the Collateral Agent) which evidence any Pledged Securities or Pledged Debt of such Grantor.

Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five Business Days after receipt thereof) deliver to the Collateral Agent an updated Schedule 2, and the certificates and other documents required under Section Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Debt.

Section 4.10 Approvals. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Collateral Agent, such Grantor agrees to use its best efforts assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11 Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Collateral Agent or any other Secured Party, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete. The Collateral described on the schedules hereof constitutes all of the property of such type of Collateral owned or held by the Grantors.

Section 4.12 Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after the Collateral Agent has exercised its right to foreclose on all or any part of the Collateral during the existence of an Event of Default, such proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Security Documents.

Section 4.13 Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Lien permitted by the Security Documents. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 4.13 in accordance with Section 9.08. Each Grantor shall comply with all applicable laws to the Collateral the failure to comply with which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each Grantor has at all times operated, and shall continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 4.14 Intellectual Property. (a) Schedule 6 lists all Patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule 6, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule 6, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor's rights therein or use thereof; (f) to such Grantor's knowledge, except as described on Schedule 6, the operation of such Grantor's business and such Grantor's use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in Schedule 6, no action or proceeding is pending or, to such Grantor's knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor's ownership interest or rights therein, (ii) which, if adversely determined, could have a Material Adverse Effect on the value of any such Intellectual Property Collateral or (iii) alleging that any such Intellectual Property Collateral, or such Grantor's use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person and (h) to such Grantor's knowledge, there has been no Material Adverse Effect on such Grantor's rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor's current and former employees, contractors and agents.

Section 4.15 Inspection of Collateral Each Grantor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Each Grantor shall permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.

ARTICLE V
SECURITIES COLLATERAL

Section 5.01 Existing Voting Rights and Distributions.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or the other Security Documents; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Security Documents; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be immediately delivered to the Collateral Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five Business Days after receipt thereof) delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(b) The Collateral Agent shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to receive and hold such Distributions as Collateral.

(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e) All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall promptly (but in any event within five Business Days after receipt thereof by such Grantor) be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 5.02 Certain Agreements of Grantors.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Collateral or any enforcement action which may be taken in respect of any such Lien.

(c) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor has caused each such partnership, limited liability company or other entity included in the Collateral to amend its partnership agreement, limited liability company agreement or similar agreement or document to include the following provision: "Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein), in the event that an Event of Default shall have occurred under those certain Original Issue Discount Secured Convertible Promissory Notes (as may be amended, modified, supplemented or restated from time to time) dated as of February 15, 2022 (collectively, the "Notes") issued by the Company, and guaranteed by certain subsidiaries of the Company, as Guarantors, which Notes were issued pursuant to that certain Securities Purchase Agreement of equal date among the Company and the purchasers named in the signatures pages thereto (the "Purchasers"), including Mercer Street Global Opportunity Fund, LLC (together with its successors and assigns, in its capacity as collateral agent, the "Collateral Agent"), (i) the Purchasers and the Collateral Agent shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in [_____]1 , and (ii) each [Member/Partner/Shareholder] hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in [______] to the Collateral Agent or any nominee of the Collateral Agent. The Collateral Agent is a third party beneficiary of this provision and this provision cannot be amended or repealed, without the consent of the Collateral Agent until all of the Notes have been paid in full."

________________________________

             1Insert name of partnership, limited liability company or other entity.

ARTICLE VI
INTELLECTUAL PROPERTY COLLATERAL

Section 6.01 Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article ARTICLE VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent of such Grantor's rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.02 Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a) promptly following its becoming aware thereof, notify the Collateral Agent of any materially adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor's claim of ownership in or right to use any of the Intellectual Property Collateral, such Grantor's right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b) maintain and protect the Intellectual Property Collateral as presently used and operated;

(c) not permit to lapse or become abandoned any Intellectual Property Collateral as presently used and operated, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment;

(d) upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

(e) not license the Intellectual Property Collateral, or amend or permit the amendment of any of the licenses in a manner that adversely affects the right to receive payments thereunder, or in any manner that could impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the written consent of the Collateral Agent;

(f) diligently keep adequate records respecting its Intellectual Property Collateral; and

(g) furnish to the Collateral Agent from time to time upon the Collateral Agent's reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request.

Section 6.03 Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.03 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly within 45 days of the end of each fiscal quarter (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence by execution of an instrument in the form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06. Further, each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 6 hereof to include any such Intellectual Property Collateral of such Grantor.

Section 6.04 Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section Section 6.04 in accordance with Section 9.08. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section Section 6.04 and an Event of Default has occurred and is continuing, each Grantor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII
RECEIVABLES

Section 7.01 Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor's sole cost and expense, upon the Collateral Agent's request made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives. Each Grantor shall legend, at the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein. Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 7.02 Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

ARTICLE VIII
REMEDIES

Section 8.01 Remedies.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Security Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent immediately, assemble the Collateral or any part thereof, as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent;

(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivable and the other Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Collateral.

(b) Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(c) If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Collateral Agent in the same form as so received (with any necessary endorsement).

(d) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e) If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

(f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i) provide the Collateral Agent with such information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Securities Collateral;

(ii) cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any applicable Governmental Authority; and

(iii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Collateral Agent is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 8.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 8.01(f); (ii) any information and projections provided to it pursuant to Section 8.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the Secured Parties by reason of the failure of such Grantor to perform any of the covenants contained in Section 8.01(f); and consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Securities Collateral on the date the Collateral Agent demands compliance with Section 8.01(f).

Section 8.02 No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 8.03 Application of Proceeds. Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Security Documents. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Concerning Collateral Agent.

(a) Appointment. The Collateral Agent has been appointed as collateral agent pursuant to the Purchase Agreement and may act in its capacity as such in accordance with the terms of the Security Documents. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Collateral), in accordance with this Agreement and the other Security Documents. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Purchase Agreement and the other Security Documents. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) Duty of care. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. Neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action whatsoever with regard to any Collateral (including matters relating to the Pledged Securities, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c) Reliance. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) Conflict. If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

(e) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Security Documents and by such other agreements with respect thereto as may exist from time to time among such parties, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 9.02 Performance By Collateral Agent. If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Collateral and to pay or perform any Grantor obligations under any Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Security Documents. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 9.03 Power of Attorney. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and neither the Collateral Agent nor any Secured Party shall have any liability to such Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 9.04 Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, Affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Security Documents.

Section 9.05 Termination and Release.

(a) At such time as the Notes and the other Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable) and all obligations thereunder and under the other Security Documents have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Security Documents, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents necessary or advisable for the release of the Liens created hereby on such Collateral; provided that the Company shall provide to the Collateral Agent evidence of such transaction's compliance with the Security Documents as the Collateral Agent shall reasonably request. At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the Security Documents; provided that the Company shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter period reasonably acceptable to the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Security Documents.

Section 9.06 Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Collateral Agent in accordance with the terms of the Security Documents. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 9.07 Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and, as to any Grantor, addressed to it at the address of such Grantor set forth in Schedule 1 hereof and as to the Collateral Agent, addressed to it at the address set forth in the Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 9.08 Indemnity and Expenses.

(a) Each Grantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person, an "Indemnitee") from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) other than such Indemnitee and its Related Parties arising out of, in connection with or relating to this Agreement, including, without limitation, a breach of such Grantor's representations, warranties, obligations or covenants hereunder and the enforcement of this Agreement or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor, and regardless of whether any Indemnitee is a party thereto; provided however that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct of such Indemnitee.

(b) To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Security Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Security Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c) Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Security Documents to which such Grantor is a party, including the fees and other charges of counsel (including the allocated fees and expenses of internal counsel) to the Collateral Agent.

(d) All amounts due under this Section 9.08 shall be payable promptly and in any event not later than 10 Business Days after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due amounts under the Notes.

(e) Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Security Documents, the agreements and obligations of each Grantor contained in this Section 9.08 shall survive termination of the Security Documents and payment in full of the Secured Obligations and all other amounts payable under this Agreement and the other Security Documents.

Section 9.09 Governing Law; Jurisdiction. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing by registered or certified mail a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof as of the date that is five Business Days after the mailing thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 9.10 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Security Documents, and any contemporaneous or subsequent separate agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, ".pdf" format data file or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 9.12 No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed in respect of any of the Collateral or from any liability to any Person in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, or the other Security Documents, or in respect of the Collateral or made in connection herewith or therewith. Notwithstanding anything herein to the contrary, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements or other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral. The obligations of each Grantor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Grantor's other obligations under this Agreement, the Notes and the other Security Documents.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRANTORS: LIVE CURRENT MEDIA, INC., a Nevada corporation
By /s/ David M. Jeffs Name: David M. Jeffs Title: CEO
DOMAIN HOLDINGS, INC., a corporation organized under the laws of Alberta
By /s/ David M. Jeffs Name: David M. Jeffs Title: CEO
PERFUME INC., a Delaware corporation
By /s/ David M. Jeffs Name: David M. Jeffs Title: CEO
EVASYST ACQUISITION INC., a Delaware corporation
By /s/ David M. Jeffs Name: David M. Jeffs Title: CEO

COLLATERAL AGENT: MERCER STREET GLOBAL OPPORTUNITY FUND, LLC a Delaware limited liability company, in its capacity as Collateral Agent for the Purchasers
By /s/ Jonathan Juchno Name: Jonathan Juchno_________________ Title:___________________

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the "Joinder Agreement"), dated as of _________________, 20__ is made by _________________ (the "Joining Grantor"), and delivered to MERCER STREET GLOBAL OPPORTUNITY FUND, LLC in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") under that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") dated as of December ____________, 2021 by and among LIVE CURRENT MEDIA, INC., a Nevada corporation (the "Company"), the other Grantors party thereto, and the Collateral Agent, in favor of the Collateral Agent and the other Secured Parties.

WHEREAS, the Joining Grantor is a Subsidiary of [the Company / __________, a Grantor] and required by the terms of the Security Documents to become a Guarantor (as defined in the Security Agreement) and be joined as a party to the Security Agreement as a Grantor;

WHEREAS, this Joinder Agreement supplements the Security Agreement and is delivered by the Joining Grantor pursuant to Section 3.05 of the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the proceeds which were made available to the Company by the Secured Parties under the Security Documents;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Collateral Agent, for the ratable benefit of the Secured Parties:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of its right, title and interest in, to and under the Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

2. Affirmations. The Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement. The Joining Grantor also represents and warrants to the Collateral Agent and the Secured Parties that (i) it has the corporate power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement that has not been obtained, made or completed; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3. Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the "Supplemental Schedules") supplementing the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4. Severability. The provisions of this Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., ".pdf") format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6. Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and credit extensions under the Security Documents made and maintained, in reliance on this Joinder Agreement and the Joining Grantor's joinder as a party to the Security Agreement as herein provided.

7. Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement and the other Security Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement or any other Security Document (except, as to any other Security Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the internal laws of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions of Section 9.09 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JOINING GRANTOR:

[___]

By: ____________________________

Name:  ________________________

Title:  ________________________

Address for Notices:  __________________

 __________________

 __________________

AGREED TO AND ACCEPTED:

Mercer Street Global Opportunity Fund, LLC, a Delaware limited liability company,

in its capacity as Collateral Agent for the Purchasers

By: ___________________________

Name:  ___________________

Title:  __________________